EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this statement on Schedule 13D filed with respect to the Common Stock of Chart Industries, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

Dated: September 5, 2006

FIRST RESERVE GP X, INC.

	By:	/s/ Anne E. Gold

		Name:	Anne E. Gold
		Title:	Assistant Secretary

FIRST RESERVE GP X, L.P.

	By:	First Reserve GP X, Inc., its General Partner

	By:	/s/ Anne E. Gold

		Name:	Anne E. Gold
		Title:	Assistant Secretary

FIRST RESERVE FUND X, L.P.

	By:	First Reserve GP X, L.P., its General Partner

	By:	First Reserve GP X, Inc., its General Partner

	By:	/s/ Anne E. Gold

		Name:	Anne E. Gold
		Title:	Assistant Secretary

FR X CHART HOLDINGS, LLC.

By:	First Reserve Fund X, L.P., its sole member

By:	First Reserve GP X, L.P., its General Partner

By:	First Reserve GP X, Inc., its General Partner

By:	/s/ Anne E. Gold

	Name:	Anne E. Gold
	Title:	Assistant Secretary